SONOMAWEST HOLDINGS INC.

NOTICE OF GRANT OF STOCK OPTION

        Notice is hereby given of the following stock option grant (the “Option”) to purchase shares (the “Option Shares”) of Common Stock of SonomaWest Holdings, Inc., a California corporation (the “Corporation”):

Option Number:	2003-4
Optionee:	Gary L. Hess
Grant Date:	07/30/03
Number of Option Shares:	5,000
Date Exercisable:	Immediately Exercisable
Expiration Date:	7/29/13
Exercise Price:	$5.05 per share
Type of Option:	[_] Incentive Stock Option [X] Non-Statutory Stock Option

Vesting Schedule: This option may be exercised in whole or in part, in accordance with the following vesting schedule:

Date of Vesting	Number of Shares	Total Vested
07/30/03	5,000	5,000

          In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

          The Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the SonomaWest Holdings, Inc. 2002 Stock Incentive Plan (the “Plan”). The Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”). Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

          No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason whatsoever, with or without cause.

          Definitions.        All capitalized terms in this Notice shall have the meanings assigned to them in this Notice or in the attached Stock Option Agreement.

Dated: July 30, 2003

SONOMAWEST HOLDINGS, INC. A California corporation By: /s/ Roger S. Mertz —————————————— Roger S. Mertz Chairman of the Board

OPTIONEE /s/ Gary L. Hess —————————————— Name: Gary L. Hess